Exhibit 99.1

Mr. Matt Moog Elected to Board of VASCO Data Security International, Inc.

OAKBROOK TERRACE, Illinois, and ZURICH, Switzerland—December 17, 2012—VASCO Data Security International, Inc. (Nasdaq: VDSI; www.vasco.com), a leading software security company specializing in strong authentication products and services, announced today that Matt Moog has been appointed to its Board of Directors.

Mr. Moog, 42, is the Founder and CEO of Viewpoints, LLC, a leading consumer ratings and reviews service (www.viewpoints.com). In this role, Mr. Moog is responsible for leading the company to create innovative products and services that help consumers make smart decisions and help businesses gain valuable feedback. In addition, Mr. Moog is Founder of Built In, a network of regional online communities that connect, educate, and promote digital entrepreneurs and innovators. Mr. Moog is also the founder of the FireStarter Fund, an early stage investment fund focused on digital technology companies, and chaired the project to launch 1871, a 50,000 square foot co-working center for technology startups in Chicago.

Previously, Mr. Moog served as President & CEO of publicly-traded Q Interactive, EVP Sales and Marketing at CoolSavings, Inc. the predecessor to Q Interactive and Business Development Manager at Microsoft .

Mr. Moog holds a BA in Political Science from George Washington University.

He serves and has served on a variety of boards including Chicago Public Media, Francis W. Parker School, and the Chicago Chapter of the Young Presidents Organization. Previously Mr. Moog also sat on the boards of the Interactive Advertising Bureau, Direct Marketing Association and the Word of Mouth Marketing Association.

“We are very pleased to have Matt join VASCO’s Board of Directors,” stated T. Kendall Hunt, VASCO’s Chairman & CEO. “His knowledge of the B-to-C sector will serve VASCO well. Additionally, Matt will help our Board and Company better understand and anticipate the online consumer industry, which will help us in our efforts to make MYDIGIPASS.COM a global success.”

Mr. Moog commented, “I am very excited to be associated with VASCO, a leading company in the authentication sector. I look forward to working with the management team and Board of VASCO as they plan for and manage their future growth in the b-to-c area and in the consumer-facing security services sector in particular.”

About VASCO

VASCO is a leading supplier of strong authentication and e-signature solutions and services specializing in Internet security applications and transactions. VASCO has positioned itself as a global software company for Internet security serving a customer base of approximately 10,000 companies in more than 100 countries, including approximately 1,700 international financial institutions. VASCO’s prime markets are the financial sector, enterprise security, e-commerce and e-government.

Forward Looking Statements:

Statements made in this news release that relate to future plans, events or performances are forward-looking statements. These forward-looking statements (1) are identified by use of terms and phrases such as “expect”, “believe”, “will”, “anticipate”, “emerging”, “intend”, “plan”, “could”, “may”, “estimate”, “should”, “objective” and “goal”, “possible”, “potential”, and similar words and expressions, but such words and phrases are not the exclusive means of identifying them, and (2) are subject to risks and uncertainties and represent our present expectations or beliefs concerning future events. VASCO cautions that the forward-looking statements are qualified by important factors that could cause actual results to differ materially from those in the forward-looking statements. These risks, uncertainties and other factors have been described in greater detail in the Annual Report on Form 10-K for the fiscal year ended December 31, 2011 filed with the Securities and Exchange Commission and include, but are not limited to, (a) risks of general market conditions, including currency fluctuations and the uncertainties in world economic and financial markets, (b) risks inherent to the computer and network security industry, including rapidly changing technology, evolving industry standards, increasing numbers of patent infringement claims, changes in customer requirements, price competitive bidding, and changing government regulations, and (c) risks specific to VASCO, including, demand for our products and services, competition from more established firms and others, pressures on price levels and our historical dependence on relatively few products, certain suppliers and certain key customers. Reference is made to VASCO’s public filings with the U.S. Securities and Exchange Commission for further information regarding VASCO and its operations.

This document may contain trademarks of VASCO Data Security International, Inc. and its subsidiaries, including VASCO, the VASCO “V” design, DIGIPASS, VACMAN, aXsGUARD and IDENTIKEY.

For more information contact: Jochem Binst, +32 2 609 97 00, jbinst@vasco.com

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